THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS UNSECURED CONVERTIBLE NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

$642,242

    January 4, 2013

FOR VALUE RECEIVED, the undersigned, Xumanii,  a Nevada corporation  (referred to herein as the “Borrower” or the “Company”), with offices at, PO Box 309 Ugland House, South Church

Street, George Town, Grand Cayman KY1-1104 Cayman Islands, hereby unconditionally promises to pay to the order of Atoll Finance Ltd., its endorsees, successors and assigns (the “Lender”), in lawful money of the United States, at 90 Main Street, Road Town Tortola BVI or such other address as the Lender may from time to time designate, the principal sum of Six Hundred Forty Two Thousand Two Hundred Forty Two Dollars ($642,242.00) (the “Loan”) originally advanced to the Company on June 7th 2012 ($200,000), August 29, 2012 ($200,000), October 18, 2012 (200,000), December 21, 2012 ($42,242).

This Note shall mature and become due and payable in full on or after December 30, 2013 on demand by the holder (the “Maturity Date”).

Terms of Repayment.  Principal of and interest on this Note shall be paid by the Borrower as follows:

Upon written demand by Lender on or at any time after the Maturity Date, , Borrower shall pay Lender One Hundred Five percent (105%) of the value of this Note unless otherwise converted (as defined in Section 2. below).

The Borrower further agrees that, if any payment made by the Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Note is required to be returned by Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Borrower in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

Conversion.

The Lender shall have the option, at any time on or after the Maturity Date, to convert the outstanding principal and interest of this Note into fully-paid and nonassessable shares of Borrower’s Common Stock at a 30% discount to average “Fair Market Value” (the “Conversion Rate”) at the time of Conversion.  “Fair Market Value” on a date shall be the average of the daily closing prices for the five (5) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security are listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use the mean between the closing high bid and low asked quotations of such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Lender, (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for the shares as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Lender.  If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (b) of the preceding sentence if actual transactions are reported.

To exercise any conversion, the holder of this Note shall surrender the Note to the Borrower during usual business hours at the offices of the Borrower, accompanied by a written notice in the form attached hereto as Exhibit A, Notice of Conversion, and made a part hereof.

As promptly as practicable after the surrender of this Note by the Lender, the Borrower shall deliver or cause to be delivered to the Lender, certificates for the full number of Shares issuable upon conversion of this Note, in accordance with the provisions hereof, together with a duly executed new Note of the Borrower in the form of this Note for any principal amount not so converted. Such conversion shall be deemed to have been made at the time that this Note was surrendered for conversion and the notice specified herein shall have been received by the Borrower.

The number of shares issuable upon conversion of this Note or repayment by the Borrower in shares shall be proportionately adjusted if the Borrower shall declare a dividend of capital stock on its capital stock, or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective

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immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision. The number of shares issuable upon conversion of this Note or any part thereof shall be proportionately adjusted in the amount of securities for which the shares have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination.  The Borrower shall promptly provide the holder of this Note with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Borrower, signed by the President and Chief Executive Officer of Borrower.

Liability of the Borrower.  The Borrower is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Note or the release, substitution, or addition of collateral for this Note.  Each person signing this Note consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting the Borrower’s liabilities hereunder.  Lender is entitled to the benefits of any collateral agreement, guarantee, security agreement, assignment, or any other documents which may be related to or are applicable to the debt evidenced by this Note, all of which are collectively referred to as “Loan Documents” as they now exist, may exist in the future, have existed, and as they may be amended, modified, renewed, or substituted.

Representations and Warranties.  The Borrower represents and warrants as follows:  (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or by-laws or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi)  the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi) there is no pending or, to the Borrower 's knowledge, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; (viii) after giving effect to the transactions contemplated by this Note, the Borrower is Solvent; (ix) the Borrower is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject, and (x) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Borrower, (xi) the Borrower has taken all required action to reserve for issuance such number of shares of Common Stock as may be issuable from time to time upon conversion of this Note, and (xii) the shares of Common Stock of the Company if and when issued upon the conversion of this Note upon the election of the Borrower, will be duly authorized, fully paid and non assessable shares of Common Stock of the Company.

Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

Maintain and preserve its existence, rights and privileges;

Conduct its business in the usual, regular and ordinary course substantially in the same manner as currently conducted;

Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower;

Give written notice to Lender upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) Business Days of such event;

Not use the proceeds from the issuance of this Note in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

Not redeem or repurchase any of its capital stock;

Not (i) make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company's employees or independent contractors in the ordinary course of business, or (ii) acquire all or substantially all of the assets of another entity;

Not prepay any indebtedness, except for trade payables incurred in the ordinary course of the Borrower's business; and

Not take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the holder of this Note.

Events of Default.  Each and any of the following shall constitute a default and, after expiration of a grace period, if any, shall constitute an “Event of Default” hereunder:

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the nonpayment of principal and interest, late charges or any other costs or expenses promptly when due of any amount payable under this Note or the nonpayment by the Borrower of any other obligation to the Lender;

an Event of Default under this Note (other than a payment default described above), or any other failure of the Borrower to observe or perform any present or future agreement of any nature whatsoever with Lender, including, without limitation, any covenant set forth in this Note;

if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) the Borrower shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (iv) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

any representation or warranty made by the Borrower or any other person or entity under this Note or under any other Loan Documents shall prove to have been incorrect in any material respect when made; or

an event of default or default shall occur and be continuing under any other material agreement, document or instrument binding upon the Borrower including, without limitation, any instrument for borrowed money in excess of fifty thousand dollars ($50,000) (whether or not any such event of default or default is waived by the holder thereof);

the entry of any judgment against Borrower or any of its property for an amount in excess of twenty-five thousand dollars ($25,000) that remains unsatisfied for thirty (30) days;

any material adverse change in the condition or affairs (financial or otherwise) of the Borrower shall occur which, in the sole opinion of the Lender, increases its risk with respect to loans evidenced by this Note;

the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender’s prior written consent; or

the Borrower’s shares of Common Stock are suspended from trading or delisted from trading on the Over the Counter Bulletin Board.

Lender’s Rights Upon Default.  Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

Default Interest Rate.   Upon an Event of Default, without any further action on the part of Lender, interest will have been deemed to have accrued at the rate equal to the lesser of (i) 15% per annum or (ii) the highest rate permitted by applicable law, per annum (the “Default Rate”), from the date of this Note until all outstanding principal, interest and fees are repaid in full by Borrower.

Usury.  In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law.  Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Note.  This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect.  Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

No Prepayment.  This Note may not be prepaid in whole or in part, at any time, without the prior written consent of the Lender.

Costs of Enforcement. Borrower hereby covenants and agrees to indemnify, defend and hold Lender harmless from and against all costs and expenses, including reasonable attorneys’ fees and their costs, together with interest thereon at the Prime Rate, incurred by Lender in enforcing its rights under this Note; or if Lender is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if Lender is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for Lender following a request by Borrower for waiver, modification or amendment of this Note or any of the other Loan Documents.

Governing Law.  This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender.  The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Lender.  This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and

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construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.

Jurisdiction.  THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEVADA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH.  THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS.  THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE.  ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

Miscellaneous. (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, and demand.  (b) Time is of the essence for each of Borrower’s covenants under this Note.  (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns.  All obligations of Borrower in connection with this Note shall bind Borrower’s successors and assigns, and Lender’s conversion rights shall succeed to any successor securities to Borrower’s common stock.  (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.  (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled.   No delay or omission by Lender in exercising, or failure by Lender to exercise on any one or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (f) This Note may not be waived, changed, modified, or discharged orally, but only in writing.

Notice, Etc.  Any notice required by the provisions of this Note will be in writing and will be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Xumanii, Inc.

                                           PO Box 309 Ugland House, South Church

Street, George Town, Grand Cayman

KY1-1104 Cayman Islands

If to Lender:

Atoll Finance Ltd.

90 Main Street, Road Town

Tortola BVI

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

Definitions.  As used herein, the term "Solvent" shall mean, with respect to any person or entity on a particular date, that on such date (i) the fair value of the property of such person or entity is not less than the total amount of the liabilities of such person or entity, (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay (E) the probable liability on such person's existing debts as they become absolute and matured, (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity's ability to pay as such debts and liabilities mature and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the undersigned has executed this Unsecured Convertible Promissory Note as of the date first set forth above.

Xumanii, Inc.

_____/s/ Alexandre Frigon________

By:Alexandre Frigon

Its: President and CEO

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EXHIBIT A

NOTICE OF CONVERSION

(to be signed upon conversion of the Note)

TO XUMANII

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into _____________ shares of Common Stock of ________________ and requests that the certificates for such shares be issued in the name of ________________________________________, and delivered to, ________________________________________, whose address is ________________________________________.

Dated: _____________________

____________________________________

(signature)

____________________________________

____________________________________

(address)